Exhibit 99.01

PRELIMINARY PROXY MATERIALS - Cascade Microtech, Inc. SUBJECT TO COMPLETION

MMMMMMMMMMMMMMM C123456789

IMPORTANT SPECIAL MEETING INFORMATION 000004

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ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext

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MR A SAMPLE Electronic Voting Instructions

DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week!

ADD 1

ADD 2 Instead of mailing your proxy, you may choose one of the voting

ADD 3 methods outlined below to vote your proxy.

ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

MMMMMMMMM ADD 5 Proxies submitted by the Internet or telephone must be received by

ADD 6 11:59 p.m., Eastern Time, on June 22, 2016.

Vote by Internet

Go to www.envisionreports.com/CSCD

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories &

Canada on a touch tone telephone

Using a black ink pen, mark your votes with an X as shown in Follow the instructions provided by the recorded message

X

this example. Please do not write outside the designated areas.

Special Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.

+

1. To approve and adopt the Agreement and Plan of Merger, dated as of February 3, 2016 (the “merger agreement”), by and among For Against Abstain

Cascade Microtech, Inc., FormFactor, Inc., and Cardinal Merger Subsidiary, Inc., the merger pursuant to the merger agreement and the related transactions contemplated by the merger agreement:

2. To adjourn the Cascade Microtech special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement, the merger pursuant to merger agreement and the related transactions contemplated by the merger agreement at the time of the Cascade Microtech special meeting:

3. To approve, on an advisory (non-binding) basis, the merger-related compensation that will or may be paid to Cascade Microtech’s named executive officers in connection with the merger:

B Non-Voting Items

Change of Address — Please print new address below. Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MMMMMMM1UPX 2 7 7 5 4 0 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

02BRVF Exhibit 99.01

PLESE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CASCADE MICROTECH, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2016

The undersigned hereby names, constitutes and appoints Michael D. Burger and Jeff A. Killian, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Special Meeting of the Shareholders of Cascade Microtech, Inc. (the “Company”) to be held at 10:00 a.m. on June 23, 2016 at the offices of Perkins Coie LLP, located at 1120 NW Couch Street, Portland, Oregon 97209-4128, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on May 5, 2016, with all the powers that the undersigned would possess if the undersigned were personally present.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

(Continued and to be marked, dated and signed, on the other side)

MMMMMMMMMMMM

Cascade Microtech, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

MMMMMMMMM

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.

+

1. To approve and adopt the Agreement and Plan of Merger, dated as of February 3, 2016 (the “merger agreement”), by and among For Against Abstain Cascade Microtech, Inc., FormFactor, Inc., and Cardinal Merger Subsidiary, Inc., the merger pursuant to the merger agreement and the related transactions contemplated by the merger agreement:

2. To adjourn the Cascade Microtech special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement, the merger pursuant to merger agreement and the related transactions contemplated by the merger agreement at the time of the Cascade Microtech special meeting:

3. To approve, on an advisory (non-binding) basis, the merger-related compensation that will or may be paid to Cascade Microtech’s named executive officers in connection with the merger:

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1UPX 2775402 +

02BRWF

PLESE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Proxy — CASCADE MICROTECH, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 23, 2016

The undersigned hereby names, constitutes and appoints Michael D. Burger and Jeff A. Killian, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Special Meeting of the Shareholders of Cascade Microtech, Inc. (the “Company”) to be held at 10:00 a.m. on June 23, 2016 at the offices of Perkins Coie LLP, located at 1120 NW Couch Street, Portland, Oregon 97209-4128, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on May 5, 2016, with all the powers that the undersigned would possess if the undersigned were personally present.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

(Continued and to be marked, dated and signed, on the other side)